Exhibit 23.5

John T. Boyd Company Mining and Geological Consultants

Chairman James W. Boyd President and CEO John T. Boyd II Managing Director and COO Ronald L. Lewis

October 1, 2024

File: 2755.098

Subject: CONSENT OF JOHN T. BOYD COMPANY

Ladies and Gentlemen:

The undersigned hereby consents to the incorporation by reference in this Registration Statement on Form S-4 of CONSOL Energy Inc. (“the Company”) and any amendment thereto, any related prospectus and any related prospectus supplement (the “Registration Statement”), of information relating to:

Vice Presidents Robert J. Farmer Jisheng (Jason) Han John L. Weiss Michael F. Wick William P. Wolf Managing Director - Australia Jacques G. Steenekamp Managing Director - China Rongjie (Jeff) Li

•  our technical report summary titled “Technical Report Summary, Coal Resources and Coal Reserves, Pennsylvania Mining Complex, Pennsylvania and West Virginia” dated January 31, 2023 and related supplements thereto;

•  our technical report summary titled “Technical Report Summary, Coal Resources and Coal Reserves, Itmann Mining Complex, Wyoming and McDowell Counties, West Virginia” dated February 2, 2023 and related supplements thereto;

•  our technical report summary titled “Technical Report Summary, Coal Resources, Mason Dixon and River Mine Properties, Greene County, Pennsylvania, Marshall, Monongalia, and Wetzel Counties, West Virginia” dated February 4, 2022 and related supplements thereto,

Managing Director – South America

Carlos F. Barrera

Pittsburgh

4000 Town Center Boulevard, Suite 300

Canonsburg, PA 15317

(724) 873-4400

(724) 873-4401 Fax

jtboydp@jtboyd.com

Denver

(303) 293-8988

jtboydd@jtboyd.com

Brisbane

61 7 3232-5000

jtboydau@jtboyd.com

Beijing

86 10 6500-5854

jtboydcn@jtboyd.com

Bogota

+57-3115382113

jtboydcol@jtboyd.com

www.jtboyd.com

including information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which report is incorporated by reference in the Registration Statement. We also consent to all references to us contained in the Registration Statement, including in the prospectus and any related prospectus supplement, under the heading “Experts,” with respect to our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission).

Respectfully submitted,

JOHN T. BOYD COMPANY
By:

Ronald L. Lewis
Managing Director and COO

JOHN T. BOYD COMPANY